Croatan Ridge Buxton, NC First Quarter 2023 Highlights May 9, 2023

2First Quarter 2023 To Our Stakeholders, We are pleased to share an update on the recent progress we’ve made in the business and discuss our first quarter 2023 financial results. As we’ve previously shared, we are focused on four priorities in 2023, which include: • ruthlessly prioritizing our business needs to drive profitable growth, • improving execution in local markets and customer support functions, • unlocking the potential of the individual sales approach, and • developing the right technology products and service offerings. We believe that executing against these priorities will position us for sustainable long- term, profitable growth in future years. While there remains work to do throughout the balance of the year, we believe we are on the right path. During the first quarter, we improved the execution of our local market operations and customer support functions. Throughout 2022, we were staffing our local markets in anticipation of stronger demand and increasing homes under management. As the traveler demand environment began to change in the third and fourth quarters, we did not adjust staffing levels as quickly as we would have liked. Starting in the fourth quarter of 2022, we took a number of actions to address this. First, we split our local operations teams and national sales teams into separate groups, allowing more dedicated senior leadership focus for each function. We also implemented new processes to better align field staffing with the number of reservations in each period. The combination of these actions resulted in Vacasa exiting the first quarter with staffing levels that better matched demand, which contributed positively to our Adjusted EBITDA for the first quarter.

3First Quarter 2023 We also continue to refine how we add homes to our platform through the individual sales approach. Encouragingly, March represented our highest per sales representative productivity over the past year. However, the business continues to experience elevated levels of homeowner churn, which we believe is primarily due to concerns about levels of homeowner income as the industry comes off two record years. The churn rate hasn’t increased since we issued our last letter in March, but we are focused on, and continue to take steps to address, the elevated homeowner churn. The technology team is also executing well against both its near-term and long-term priorities. In April, Vacasa released the Homecare Dashboard, which provides homeowners with more detailed insight into how Vacasa is caring for their home. Through the Homecare Dashboard, we are now conveying to homeowners much of the behind-the-scenes work that goes into caring for a home, including when it was last cleaned, the average clean score from guests, clean inspection checklists, and the status of maintenance items. We believe this enhancement will provide homeowners increased peace of mind and transparency. Finally, Bruce Schuman will join Vacasa as our Chief Financial Officer effective June 1, 2023, succeeding Jamie Cohen who will be stepping down from that role to pursue new endeavors. Bruce joins Vacasa with nearly 30 years of financial leadership experience, including over 25 years at Intel where his roles included serving as a divisional Chief Financial Officer. Jamie will remain available as an advisor to consult until October 1, 2023, to facilitate an orderly succession and transition.

4First Quarter 2023 Outlook We continue to see evolving booking patterns as the industry comes off of two record years, and we are experiencing some renewed bookings softening, especially on the close- in part of the booking curve. As a result, we are reiterating our full-year 2023 Revenue guidance of a low-double digit to high-single digit percentage decline year-over-year. We are cautiously optimistic with the progress we made during the first quarter in controlling local market costs and continue to strive for Adjusted EBITDA profitability in 2023. Financial Discussion During the first quarter, Gross Booking Value reached $521 million, up 5% year-over-year, driven by a 6% year-over-year increase in Nights Sold, partially offset by a 1% year-over- year decrease in Gross Booking Value per Night Sold. Revenue, which consists primarily of our commission on the rents we generate for homeowners and the fees we collect from guests, was $257 million in the first quarter, a 4% increase year-over-year. Our progress in improving local market operations and customer support functions is evidenced by our cost of revenue falling as a percentage of Revenue year-over-year and measured year-over-year growth in our operations and support expense in the first quarter of 2023. We experienced leverage as a whole across our other operating expense lines, technology and development, sales and marketing and general and administrative, on a year over-year basis in the first quarter of 2023, particularly when excluding the impact of equity-based compensation, business combination costs, and restructuring costs, largely due to the workforce reduction that took place in January. Net Loss was $44 million for the first quarter of 2023. Adjusted EBITDA was negative $12 million for the first quarter.

Croatan Ridge Buxton, NC 5 Closing We will host a call on May 9, 2023, at 2:00 p.m. PT / 5:00 p.m. ET to discuss these results in more detail. A link to the live webcast will be made available on Vacasa’s Investor Relations website at investors.vacasa.com. A replay of the webcast will be available for one year beginning approximately two hours after the close of the call. We’d like to thank our employees for all their efforts this past quarter both in serving our guests and homeowners and executing on internal initiatives as we get ready for peak season. We’d also like to thank our homeowners for trusting us with their homes. We look forward to updating you on our continued progress. Sincerely, Rob Greyber, CEO Jamie Cohen, CFO First Quarter 2023

6First Quarter 2023 Condensed Consolidated Statements of Operations (in thousands, except share data, unaudited) Three Months Ended March 31, 2023 2022 Revenue $256,854 $247,260 Operating costs and expenses: Cost of revenue, exclusive of depreciation and amortization shown separately below(1) 124,131 121,759 Operations and support(1) 60,813 59,301 Technology and development(1) 14,273 17,565 Sales and marketing(1) 57,504 59,657 General and administrative(1) 25,707 23,201 Depreciation 4,997 4,919 Amortization of intangible assets 15,690 16,263 Total operating costs and expenses 303,115 302,665 Loss from operations (46,261) (55,405) Interest income 1,578 38 Interest expense (723) (610) Other income, net 2,157 842 Loss before income taxes (43,249) (55,135) Income tax expense (363) (803) Net Loss ($43,612) ($55,938) Less: Net loss attributable to redeemable noncontrolling interests (19,820) (27,856) Net loss attributable to Class A Common Stockholders ($23,792) ($28,082) Net loss per share of Class A Common Stock: Basic and diluted ($0.10) ($0.13) Weighted-average shares of Class A Common Stock used to compute net loss per share: Basic and diluted 236,937 214,940 (1) Includes equity-based compensation expense as follows: Cost of revenue $44 $298 Operations and support 366 2,454 Technology and development 394 2,761 Sales and marketing 1,011 2,773 General and administrative 2,326 3,344 Total equity-based compensation expense $4,141 $11,630

7 Condensed Consolidated Balance Sheets (in thousands, unaudited) As of March 31, As of December 31, 2023 2022 Assets Current assets: Cash and cash equivalents $218,052 $157,810 Restricted cash 246,203 161,850 Accounts receivable, net 15,470 17,204 Prepaid expenses and other current assets 28,978 44,499 Total current assets 508,703 381,363 Property and equipment, net 64,241 65,543 Intangible assets, net 201,533 214,851 Goodwill 582,643 585,205 Other long-term assets 55,372 58,622 Total assets $1,412,492 $1,305,584 Liabilities, Temporary Equity, and Equity Current liabilities: Accounts payable $40,899 $35,383 Funds payable to owners 305,567 228,758 Hospitality and sales taxes payable 72,517 52,217 Deferred revenue 181,115 124,969 Future stay credits 2,026 3,369 Accrued expenses and other current liabilities 82,429 85,833 Total current liabilities 684,553 530,529 Long-term debt, net of current portion - 125 Other long-term liabilities 48,371 54,987 Total liabilities 732,924 585,641 Redeemable noncontrolling interests 285,393 306,943 Equity: Class A Common Stock(1) 24 24 Class B Common Stock 20 20 Additional paid-in capital 1,360,637 1,355,139 Accumulated deficit (965,977) (942,185) Accumulated other comprehensive income (loss) (529) 2 Total equity 394,175 413,000 Total liabilities, temporary equity, and equity $1,412,492 $1,305,584 (1) As of March 31, 2023, we had approximately 238.4 million shares of Class A Common Stock outstanding, which excludes up to approximately 229.5 million shares of Class A Common Stock issuable as of such date upon the redemption, exercise or exchange of certain securities as follows: • approximately 196.4 million shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC (and the cancellation of an equal number of shares of Class B Common Stock in connection therewith); • approximately 15.0 million shares of Class A Common Stock issuable upon the vesting of restricted stock units and performance stock units; • approximately 6.0 million shares of Class A Common Stock issuable upon the exercise of stock appreciation rights and options; • approximately 3.0 million shares issuable under our employee stock purchase plan; • approximately 0.8 million additional shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC following the satisfaction of certain time-based vesting requirements; and • up to approximately 8.2 million shares of Class A Common Stock issuable upon the conversion of shares of our Class G Common Stock. First Quarter 2023

8 Condensed Consolidated Statement of Cash Flows (in thousands, unaudited) Three Months Ended March 31, 2023 2022 Cash from operating activities: Net loss ($43,612) ($55,938) Adjustments to reconcile net loss to net cash provided by operating activities: Credit loss expense 1,245 859 Depreciation 4,997 4,919 Amortization of intangible assets 15,690 16,263 Impairment of right-of-use assets 4,240 - Future stay credit breakage (640) (15,044) Reduction in the carrying amount of right-of-use assets 2,592 3,064 Deferred income taxes 8 601 Other gains and losses (214) 510 Fair value adjustment on derivative liabilities (1,923) (802) Non-cash interest expense 53 54 Equity-based compensation expense 4,141 11,630 Change in operating assets and liabilities, net of assets acquired and liabilities assumed: Accounts receivable 451 13,491 Prepaid expenses and other assets 12,792 (10,049) Accounts payable 5,600 9,876 Funds payable to owners 76,533 103,325 Hospitality and sales taxes payable 20,236 20,841 Deferred revenue and future stay credits 55,530 36,939 Operating lease obligations (2,614) (1,393) Accrued expenses and other liabilities 3,531 3,342 Net cash provided by operating activities 158,636 142,488 Cash from investing activities: Purchases of property and equipment (1,144) (4,013) Cash paid for internally developed software (2,573) (2,207) Cash paid for business combinations, net of cash and restricted cash acquired (587) (13,314) Net cash used in investing activities (4,304) (19,534) Cash from financing activities: Payments of Reverse Recapitalization costs - (459) Cash paid for business combinations (7,911) (7,251) Payments of long-term debt (125) (125) Proceeds from exercise of stock options 66 4 Proceeds from Employee Stock Purchase Program 483 - Proceeds from borrowings on revolving credit facility 1,000 - Repayment of borrowings on revolving credit facility (1,000) - Repayment of financed insurance premiums (1,676) - Other financing activities (40) (162) Net cash used in financing activities (9,203) (7,993) Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash (534) 148 Net increase in cash, cash equivalents and restricted cash 144,595 115,109 Cash, cash equivalents and restricted cash, beginning of period 319,660 519,136 Cash, cash equivalents and restricted cash, end of period $464,255 $634,245 First Quarter 2023

Key Business Metrics

(In thousands, except GBV per Night Sold, unaudited)

	Three Months Ended March 31,	
	2023	2022
Gross Booking Value ("GBV")[(1)]	$521,331	$494,442
Nights Sold[(2)]	1,432	1,349
GBV per Night Sold[(3)]	$364	$367

(1) Gross Booking Value represents the dollar value of bookings from our distribution partners as well as those booked directly on our platform related to Nights Sold during the period and cancellation fees for bookings cancelled during the period (which may relate to bookings made during prior periods). GBV is inclusive of amounts charged to guests for rent, fees, and the estimated taxes paid by guests when we are responsible for collecting tax.

(2) Nights Sold is defined as the total number of nights stayed by guests on our platform in a given period.

(3) GBV per Night Sold represents the dollar value of each night stayed by guests on our platform in a given period. GBV per Night Sold reflects the pricing of rents, fees, and estimated taxes paid by guests.

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,	
	2023	2022
Net loss	($43,612)	($55,938)
Add back:		
Depreciation and amortization of intangible assets	20,687	21,182
Interest income	(1,578)	(38)
Interest expense	723	610
Other income, net	(2,157)	(842)
Income tax expense	363	803
Equity-based compensation	4,141	11,630
Business combination costs[(1)]	59	421
Restructuring costs[(2)]	9,366	-
Adjusted EBITDA	($12,008)	($22,172)

(1) Represents certain insurance costs from the strategic acquisition of TurnKey that are expected to be amortized through the first quarter of 2027. In 2022, these costs also included third-party costs associated with our Reverse Recapitalization.

(2) Represents costs associated with a workforce reduction and certain right-of-use asset impairment costs related to the Company's leased corporate office space in Portland, Oregon and Boise, Idaho.

First Quarter 2023 | 9

Reconciliations of Other Non-GAAP Financial Measures (In thousands, unaudited) 10 Three Months Ended March 31, 2023 2022 Cost of revenue $124,131 $121,759 Less: equity-based compensation (44) (298) Less: restructuring(1) (776) - Non-GAAP cost of revenue $123,311 $121,461 Operations and support $60,813 $59,301 Less: equity-based compensation (366) (2,454) Less: restructuring(1) (1,879) - Non-GAAP operations and support $58,568 $56,847 Technology and development $14,273 $17,565 Less: equity-based compensation (394) (2,761) Less: restructuring(1) (177) - Non-GAAP technology and development $13,702 $14,804 Sales and marketing $57,504 $59,657 Less: equity-based compensation (1,011) (2,773) Less: restructuring(1) (1,674) - Non-GAAP sales and marketing $54,819 $56,884 General and administrative $25,707 $23,201 Less: equity-based compensation (2,326) (3,344) Less: business combination costs(2) (59) (421) Less: restructuring(1) (4,860) - Non-GAAP general and administrative $18,462 $19,436 (1) Represents costs associated with a workforce reduction and certain right-of-use asset impairment costs related to the Company's leased corporate office space in Portland, Oregon and Boise, Idaho. (2) Represents certain insurance costs from the strategic acquisition of TurnKey that are expected to be amortized through the first quarter of 2027. In 2022, these costs also included third-party costs associated with our Reverse Recapitalization. First Quarter 2023

11First Quarter 2023 About Vacasa Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that is designed to adjust rates in real time to maximize revenue. Guests can relax comfortably in Vacasa’s 40,000+ homes across more than 500 destinations in the United States, Belize, Canada, Costa Rica, and Mexico, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo. For more information, visit https://investors.vacasa.com.

Forward-Looking Statements Certain statements made in this letter are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Vacasa’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Vacasa’s ability to achieve profitability; Vacasa’s ability to manage and sustain its growth; Vacasa’s expectations regarding its financial performance, including its revenue, costs, and Adjusted EBITDA; Vacasa’s ability to attract and retain homeowners and guests; Vacasa’s ability to compete in its industry; Vacasa’s expectations regarding the resilience of its model, including in areas such as domestic travel, short-distance travel, and travel outside of top cities; the effects of seasonal and other trends on Vacasa’s results of operations; anticipated trends, developments, and challenges in Vacasa’s industry, business, and the highly competitive markets in which it operates, including changes in guest booking patterns and levels of supply of vacation rental homes; the sufficiency of its cash and cash equivalents to meet liquidity needs; declines or disruptions to the travel and hospitality industries or general economic downturns; Vacasa’s ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs; Vacasa’s ability to expand into new markets and businesses, expand its range of homeowner services, and pursue strategic acquisition and partnership opportunities; any future impairment of its long-lived assets or goodwill; Vacasa’s ability to manage expansion into international markets; Vacasa’s ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to its business both in the United States and internationally and its expectations regarding various laws and restrictions that relate to its business; Vacasa’s expectations regarding its tax liabilities and the adequacy of its reserves; Vacasa’s ability to effectively manage its growth, expand its infrastructure, and maintain its corporate culture; Vacasa’s ability to identify, recruit, and retain skilled personnel, including key members of senior management; the effects of labor shortages and increases in wage and labor costs in its industry; the safety, affordability, and convenience of its platform and its offerings; Vacasa’s ability to keep pace with technological and competitive developments; Vacasa’s ability to maintain and enhance brand awareness; Vacasa’s ability to successfully defend litigation brought against it and its ability to secure adequate insurance coverage to protect the business and its operations; Vacasa’s ability to make required payments under its credit agreement and to comply with the various requirements of its indebtedness; Vacasa’s ability to effectively manage its exposure to fluctuations in foreign currency exchange rates; the anticipated increase in expenses associated with being a public company; Vacasa’s ability to remain in compliance with Nasdaq listing requirements; and Vacasa’s ability to maintain, protect, and enhance its intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Vacasa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) and its other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. 12First Quarter 2023

Use of Non-GAAP Financial Measures This letter includes Adjusted EBITDA, Non-GAAP cost of revenue, Non-GAAP operations and support expense, Non-GAAP technology and development expense, Non-GAAP sales and marketing expense and Non-GAAP general and administrative expense (collectively, the “Non-GAAP Financial Measures”), which are financial measures that are not defined by or presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Reconciliation of the Non-GAAP Financial Measures to their most directly comparable GAAP measure is contained in tabular format below. We use the Non-GAAP Financial Measures to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. Adjusted EBITDA is defined as net income (loss) excluding: (1) depreciation and acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable; (2) interest income and expense; (3) any other income or expense not earned or incurred during our normal course of business; (4) any income tax benefit or expense; (5) equity-based compensation costs; (6) one-time costs related to strategic business combinations; and (7) costs related to restructuring programs, including certain right-of-use asset impairment costs. We calculate each of Non-GAAP costs of revenue, Non-GAAP operations and support expense, Non-GAAP technology and development expense, Non-GAAP sales and marketing expenses and Non-GAAP general and administrative expense by excluding, as applicable, the non-cash expenses arising from the grant of equity-based awards, one-time costs related to strategic business combinations, and restructuring costs. We believe these Non-GAAP Financial Measures, when taken together with their corresponding comparable GAAP financial measures, are useful for analysts and investors. These Non-GAAP Financial Measures allow for more meaningful comparisons of our performance by excluding items that are non-cash in nature or when the amount and timing of these items is unpredictable or one-time in nature, not driven by the performance of our core business operations and/or renders comparisons with prior periods less meaningful. The Non-GAAP Financial Measures have significant limitations as analytical tools, should be considered as supplemental in nature, and are not meant as a substitute for any financial information prepared in accordance with GAAP. We believe the Non-GAAP Financial Measures provide useful information to investors and others in understanding and evaluating our results of operations, are frequently used by these parties in evaluating companies in our industry, and provide useful measures for period-to-period comparisons of our business performance. Moreover, we present the Non-GAAP Financial Measures in this letter because they are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. The Non-GAAP Financial Measures have significant limitations as analytical tools, including that: • these measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • Adjusted EBITDA does not reflect the interest expense, or the cash required to service interest or principal payments, on our debt; • some of these measures exclude equity-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; • Adjusted EBITDA and Non-GAAP general and administrative expense do not include one-time costs related to strategic business combinations; • these measures do not reflect costs related to restructuring programs, including certain right-of-use asset impairment costs; • these measures do not reflect our tax expense or the cash required to pay our taxes; and • with respect to Adjusted EBITDA, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and such measure does not reflect any cash requirements for such replacements. The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as net income (loss), operating expenses or any other performance measures derived in accordance with GAAP. Also, in the future, we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items, and these Non-GAAP measures may be different from similarly titled metrics or measures presented by other companies. Our guidance may also include Adjusted EBITDA. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for depreciation and amortization of intangible assets, equity-based compensation expense, business combination costs, restructuring charges and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material. 13First Quarter 2023

Key Business Metrics Definitions We collect key business metrics to assess our performance. Our key business metrics include Gross Booking Value (“GBV”), Nights Sold, and Gross Booking Value per Night Sold. GBV represents the dollar value of bookings from our distribution partners as well as those booked directly on our platform related to Nights Sold during the period and cancellation fees for bookings canceled during the period (which may relate to bookings made during prior periods). GBV is inclusive of amounts charged to guests for rent, fees, and the estimated taxes paid by guests when we are responsible for collecting tax. Growth in GBV reflects our ability to attract homeowners through individual additions, portfolio transactions or strategic acquisitions, retain homeowners and guests, and optimize the availability and sale throughput of nights. Growth in GBV also reflects growth in Nights Sold and the pricing of rents, fees, and estimated taxes paid by guests. We define Nights Sold as the total number of nights stayed by guests on our platform in a given period. Nights Sold is a key measure of the scale and quality of homes on our platform and our ability to generate demand and manage yield on behalf of our homeowners. We experience seasonality in the number of Nights Sold. Typically, the second and third quarters of the year each have higher Nights Sold than the first and fourth quarters, as guests tend to travel during the peak travel season. GBV per Night Sold represents the dollar value of each night stayed by guests on our platform in a given period. GBV per Night Sold reflects the pricing of rents, fees, and estimated taxes paid by guests. There is a strong relationship between GBV and Nights Sold, and these two variables are managed in concert with one another. 14First Quarter 2023